Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact

Stacey Eisen, (224) 948-5353

media@baxter.com

Investor Contact

Clare Trachtman, (224) 948-3085

BAXTER ANNOUNCES PRELIMINARY NET SALES FOR THE FOURTH-QUARTER AND

FULL-YEAR 2019 AND ANNOUNCES PRELIMINARY FULL-YEAR 2020 GUIDANCE

•	Fourth-quarter net sales of $3.0 billion increased 7% on a reported basis and 9% on an operational basis[1]

•	Full-year net sales of $11.4 billion increased 2% on a reported basis and 5% on an operational basis[1]

•	Both fourth-quarter GAAP operating margin and adjusted operating margin expected to be above previous guidance ranges of 15.2%-15.9% and 18.5%-19.0% of sales, respectively[1]

•	Baxter expects full-year 2020 sales growth of 4%-5% on both a reported and constant currency basis, and operating margin to be 17%-18% on a reported basis and 19%-20% on an adjusted basis[1]

•	Company expects to report complete third and fourth quarters and full-year 2019 results as soon as reasonably practicable, but no later than the end of the first quarter of 2020

DEERFIELD, Ill., JANUARY 12, 2020 — Baxter International Inc. (NYSE:BAX), a leading global medical products company, today announced preliminary net sales for the quarter and full year ended December 31, 2019, and preliminary full-year 2020 guidance for select financial metrics.

“Our fourth quarter reflects Baxter’s strongest operational sales growth since the 2015 spin-off of Baxalta, driven by outstanding performance across all our global businesses and regions,” said José (Joe) E. Almeida, chairman and chief executive officer. “We’re continuing to execute on our innovation pipeline and augment our businesses through strategic partnerships and acquisitions, all in pursuit of returning even greater value to our stakeholders now and in the years ahead.”

[1]	See the “Non-GAAP Financial Measures” section and the tables attached to this press release for further information and reconciliations of non-GAAP financial measures used in this press release.

Select Preliminary Fourth-Quarter and Full-Year Operating Results

Worldwide sales in the fourth quarter totaled approximately $3.0 billion, an increase of 7% on a reported basis, 8%-9% on a constant currency basis and 9% on an operational basis. Operational sales exclude the impact of foreign exchange and generic competition for U.S. cyclophosphamide. Sales in the U.S. totaled approximately $1.3 billion and International sales totaled $1.8 billion.

Worldwide sales for the full year totaled approximately $11.4 billion, an increase of 2% on a reported basis and 5% on both a constant currency and operational basis. Sales in the U.S. totaled approximately $4.8 billion and International sales totaled $6.5 billion.

All Baxter geographic regions and six global business units contributed to positive sales performance in the quarter and full year. Please see the attached schedules accompanying this press release for additional details.

Baxter expects to report fourth-quarter GAAP operating margin above its previous guidance range of 15.2% to 15.9% of sales. On an adjusted basis, Baxter’s fourth-quarter operating margin is expected to be above its previously communicated range of 18.5% to 19.0% of sales, reflecting strong revenues and operational performance.

2020 Sales and Operating Margin Outlook

For full-year 2020, the company expects net sales growth of 4% to 5% on both a reported and constant currency basis. Baxter expects operating margin to be 17% to 18% on a reported basis and 19% to 20% on an adjusted basis. This outlook does not give effect to the proposed Seprafilm acquisition, which is expected to close during the first quarter of 2020. The outlook reflects the company’s continued focus on operational excellence, while prioritizing reinvestment in the business to drive accelerated growth and sustained performance. The company will provide further details on its 2020 outlook, including cash flow expectations, when it releases its complete fourth-quarter and full-year 2019 financial results.

Fourth-Quarter and Full-Year 2019 Earnings Announcement

Baxter is proceeding diligently to complete its internal investigation related to certain intra-company transactions undertaken for the purpose of generating non-operating foreign exchange gains or avoiding losses, as first disclosed in its Current Report on Form 8-K on October 24, 2019. As the company continues to make progress in the investigation, it is postponing its fourth-quarter

2019 earnings call, originally scheduled for February 6, 2020. Baxter expects to substantially complete its analysis of the use of an incorrect foreign exchange rate convention on intra-company transactions and to release its fourth-quarter and full-year results for 2019 and file its Third Quarter 2019 Quarterly Report on Form 10-Q and 2019 Annual Report on Form 10-K as soon as reasonably practicable, but no later than the end of the first quarter of 2020.

J.P. Morgan Healthcare Conference – Monday, January 13, 2020

As previously announced, Baxter will participate in the J.P. Morgan Healthcare Conference January 13, 2020, in San Francisco. Joe Almeida, chairman and chief executive officer, will present at 10 a.m. PST, followed by a question-and-answer (Q&A) session. A live webcast of Baxter’s presentation and Q&A can be accessed from a link on the company’s website at www.baxter.com. Please see www.baxter.com for more information regarding this and future investor events and webcasts.

About Baxter

Every day, millions of patients and caregivers rely on Baxter’s leading portfolio of critical care, nutrition, renal, hospital and surgical products. For more than 85 years, we’ve been operating at the critical intersection where innovations that save and sustain lives meet the healthcare providers that make it happen. With products, technologies and therapies available in more than 100 countries, Baxter’s employees worldwide are now building upon the company’s rich heritage of medical breakthroughs to advance the next generation of transformative healthcare innovations. To learn more, visit www.baxter.com and follow us on Twitter, LinkedIn and Facebook.

Non-GAAP Financial Measures

This press release and the accompanying tables contain financial measures that are not calculated in accordance with GAAP. The non-GAAP financial measures include adjusted operating margin, which excludes special items, and sales growth on a constant currency and operational basis. Special items are excluded because they are highly variable or unusual, and of a size that may substantially affect the company’s reported operations for a period. These items are excluded from the forecasted ratio of adjusted operating income to net sales for the same reasons and because they are uncertain and difficult to predict. Certain of those items represent estimates based on information reasonably available at the time of the press release. Future events or new information may result in different actual results.

Net sales growth rates are presented on a constant currency basis. These measures provide information on the percentage change in net sales growth assuming that foreign currency exchange rates have not changed between the prior and current periods. Net sales growth rates are also presented on an operational basis. For the quarter ended December 31, 2019, operational sales growth excludes the impact of foreign exchange and generic competition for U.S. cyclophosphamide. This measure provides information on the change in net sales growth rates assuming that foreign exchange rates remain constant and excluding the impact of U.S. cyclophosphamide competition.

For the quarter ended December 31, 2019, adjusted operating margin excludes the impact of special items reported within operating income, including intangible asset amortization, business optimization charges, acquisition and integration expenses, expenses related to European medical devices regulation, investigation costs and benefits related to insurance recoveries from Hurricane Maria. These items are excluded because they are highly variable or unusual and of a size that may substantially impact the company’s reported operations for a period. Additionally, intangible asset amortization is excluded as a special item to facilitate an evaluation of current and past operating performance and is consistent with how management and the company’s Board of Directors assess performance.

The 2020 outlook for adjusted operating margin reflects the exclusion of special items that are highly variable or unusual, of a size that may substantially affect the company’s forecast for the period, or are uncertain and difficult to predict. Intangible asset amortization is excluded as a special item to facilitate an evaluation of future and past operating performance and is consistent with how management forecasts future performance. The specific items that have been excluded from the outlook are estimated intangible asset amortization, estimated business optimization charges, estimated acquisition and integration expenses (including the impact of the proposed Seprafilm acquisition), estimated expenses related to European medical devices regulation, and estimated investigation costs.

Non-GAAP financial measures may enhance an understanding of the company’s operations and may facilitate an analysis of those operations, particularly in evaluating performance from one period to another. Management believes that non-GAAP financial measures, when used in conjunction with the results presented in accordance with GAAP and the reconciliations to corresponding GAAP financial measures, may enhance an investor’s overall understanding of the company’s past financial performance and prospects for the future. Accordingly, management uses these non-GAAP measures internally in financial planning, to monitor business unit performance, and, in some cases, for purposes of determining incentive compensation. This information should be considered in addition to, and not as substitutes for, information prepared in accordance with GAAP.

Forward-Looking Statements

This release includes forward-looking statements concerning the company’s preliminary operating results, preliminary sales and operating margin outlook for the year 2020, and business development activities. These forward-looking statements may include statements with respect to: the anticipated impacts of the proposed acquisition of Seprafilm Adhesion Barrier from Sanofi; the investigation of misstatements in previously reported non-operating income related to foreign exchange gains and losses; and the company’s ability to share its financial results for the third and fourth quarters of 2019 and full-year 2019 and file its Third Quarter 2019 Quarterly Report on Form 10-Q and 2019 Annual Report on Form 10-K and the timing thereof. These forward-looking statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: developments in connection with the investigation related to foreign exchange gains and losses, including developments that would expand the scope of the investigation or require the correction of additional misstatements in the previously issued financial statements; demand for and market acceptance of risks for new and existing products; product development risks; product quality or patient safety concerns; continuity, availability and pricing of acceptable raw materials and component supply; inability to create additional production capacity in a timely manner or the occurrence of other manufacturing or supply difficulties (including as a result of a natural disaster or otherwise); breaches or failures of the company’s information technology systems or products, including by cyberattack, unauthorized access or theft; the adequacy of the company’s cash flows from operations and other sources of liquidity to meet its ongoing cash obligations and fund its investment program; loss of key employees or inability to identify and recruit new employees; future actions of regulatory bodies and other governmental authorities, including the FDA, the Department of Justice, the Securities and Exchange Commission, the New York Attorney General and foreign regulatory agencies, including the continued delay in lifting the warning letter at our Ahmedabad facility or proceedings related to the investigation related to foreign exchange gains and losses; the outcome of pending or future litigation; proposed regulatory changes of the U.S. Department of Health and Human Services in kidney health policy and reimbursement, which may substantially change the U.S. end stage renal disease market and demand for our peritoneal dialysis products, necessitating significant multi-year capital expenditures, which are difficult to estimate in advance; failures with respect to compliance programs; accurate identification of and execution on business development and R&D opportunities and realization of anticipated benefits (including the acquisitions of Claris Injectables and Cheetah Medical and two surgical products from Mallinckrodt plc and the proposed acquisition of Seprafilm Adhesion Barrier from Sanofi); future actions of third parties, including payers; U.S. healthcare reform and other global austerity measures; pricing, reimbursement, taxation and rebate policies of government agencies and private payers; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; fluctuations in foreign exchange and interest rates; the ability to enforce owned or in-licensed patents or the prevention or restriction of the manufacture, sale or use of products or technology affected by patents of third parties; the impact of global economic conditions (including potential trade wars); global, trade and tax policies; any change in laws concerning the taxation of income (including current or future tax reform), including income earned outside the United States and potential taxes associated with the Base Erosion and Anti-Abuse Tax; actions taken by tax authorities in connection with ongoing tax audits; and other risks identified in Baxter’s most recent filing on Form 10-K and other Securities and Exchange Commission filings, all of which are available on Baxter’s website. Baxter does not undertake to update its forward-looking statements unless otherwise required by the federal securities laws.

Baxter is a registered trademark of Baxter International Inc.

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BAXTER INTERNATIONAL INC.

Preliminary Condensed Consolidated Financial Information

For The Three and Twelve Months Ended December 31, 2019

(unaudited, in millions)

Net sales by operating segment were:

	Three Months Ended December 31, 2019			Twelve Months Ended December 31, 2019
		Sales Growth¹			Sales Growth¹
		As Reported	Constant Currency		As Reported	Constant Currency
AMERICAS	$1,632	9%	10%	$6,094	2%	3%
EMEA	789	2% - 3%	5%	2,968	0% - 1%	6%
APAC	618	7% - 8%	9%	2,300	4%	8%

TOTAL	$3,039	7%	8% - 9%	$11,362	2%	5%

Net sales by GBU were:

	Three Months Ended December 31, 2019					Twelve Months Ended December 31, 2019
				Sales Growth¹					Sales Growth¹
	U.S.	International	Total	As Reported	Constant Currency	U.S.	International	Total	As Reported	Constant Currency
RENAL CARE²	$204	$756	$960	1%	2%	$791	$2,848	$3,639	(1%) - (0%)	3%
MEDICATION DELIVERY³	514	261	775	17% - 18%	19%	1,822	977	2,799	5%	7%
PHARMACEUTICALS[4]	250	330	580	7% - 8%	9%	940	1,215	2,155	3%	6%
CLINICAL NUTRITION[5]	84	149	233	8%	10%	320	552	872	(1%) - (0%)	3%
ADVANCED SURGERY[6]	138	93	231	8%	9% - 10%	535	342	877	10%	12%
ACUTE THERAPIES[7]	48	96	144	5% - 6%	7%	184	351	535	3% - 4%	7%
OTHER[8]	51	65	116	(5%) - (4%)	(3%) - (2%)	234	251	485	(5%)	(2%)

TOTAL	$1,289	$1,750	$3,039	7%	8% - 9%	$4,826	$6,536	$11,362	2%	5%

[1]

The company previously reported on October 24, 2019 that, as part of any corrections to its previously issued financial statements after completion of its internal investigation related to certain intra-company transactions undertaken for the purpose of generating non-operating foreign exchange gains or avoiding losses, the company also expects to correct certain items that affect operating income and were immaterial to its previously reported results of operations. Because one of those items relates to the foreign exchange rate convention historically used to translate the results of the company’s foreign operations into U.S. dollars, ranges are presented herein for certain of its year-over-year sales growth rates.

[2]	Includes sales of the company’s peritoneal dialysis (PD), hemodialysis (HD) and additional dialysis therapies and services.
[3]	Includes sales of the company’s intravenous (IV) therapies, infusion pumps, administration sets and drug reconstitution devices.
[4]	Includes sales of the company’s premixed and oncology drug platforms, inhaled anesthesia and critical care products and pharmacy compounding services.
[5]	Includes sales of the company’s parenteral nutrition (PN) therapies and related products.
[6]	Includes sales of the company’s biological products and medical devices used in surgical procedures for hemostasis, tissue sealing and adhesion prevention.
[7]	Includes sales of the company’s continuous renal replacement therapies (CRRT) and other organ support therapies focused in the intensive care unit (ICU).
[8]	Includes primarily sales of contract manufacturing services from the company’s pharmaceutical partnering business.

For more information on the company’s use of Non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

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BAXTER INTERNATIONAL INC.

Description of Adjustments and Reconciliation of Preliminary GAAP to Non-GAAP Measures

(unaudited)

The following is a reconciliation of net sales growth as reported to operational sales growth for the three months ended December 31, 2019:

	Net Sales Growth as Reported	U.S. Cyclophosphamide	FX	Operational Sales Growth*
Total	7%	0%	1% - 2%	9%

The following is a reconciliation of net sales growth as reported to operational sales growth for the year ended December 31, 2019:

	Net Sales Growth as Reported	U.S. Cyclophosphamide	FX	Operational Sales Growth
Total	2%	0%	3%	5%

The following is a reconciliation of projected net sales growth as reported to projected constant currency sales growth for the year ending December 31, 2020:

	Net Sales Growth as Reported	FX	Net Sales Growth at Constant Currency
Total	4% - 5%	0%	4% - 5%

In its preliminary earnings release on October 24, 2019, the company provided guidance on reported and adjusted operating margin for the quarter ending December 31, 2019. While the company now expects to exceed that guidance on both a reported and adjusted basis, below is the guidance as originally presented in that October 24, 2019 press release.

Operating Margin
Reported	15.2% - 15.9%
Estimated intangible asset amortization	1.6%
Estimated business optimization items	0.6% - 0.8%
Estimated acquisition and integration expenses	0.4%
Estimated European medical devices regulation	0.3%
Estimated investigation costs	0.2%
Adjusted	18.5% - 19.0%

The following is a reconciliation of projected operating margin as reported to projected adjusted operating margin for the year ending December 31, 2020:

Operating Margin
Reported	16.7% - 17.7%
Estimated intangible asset amortization	1.6%
Estimated business optimization items	0.3%
Estimated acquisition and integration expenses	0.0%
Estimated European medical devices regulation	0.3%
Estimated investigation costs	0.1%
Adjusted	19.0% - 20.0%

*	Totals may not foot due to rounding

For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.